Exhibit 16.1

June 10, 2008

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Audit • Tax • Advisory Grant Thornton LLP 60 Broad Street. 24th Floor New York, NY 10004-2306 T 212.422.1000 F 212.422.0144 www.GrantThornton.com

Re:	MLM Index Fund File No. 0-49767

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of MLM Index Fund dated June 10, 2008, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP